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                                Exhibit 99

                               Press Release

                                  Dated

                             December 21, 1998
































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                              PRESS RELEASE



Today's date: December 21, 1998         Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                               903-586-9861





          JACKSONVILLE BANCORP, INC. RECEIVES APPROVAL FOR NEW BRANCH
                           (NASDAQ SYMBOL - JXVL)


     Jacksonville, Texas, December 21, 1998, Jacksonville Bancorp, Inc. (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB, of Jacksonville, Texas announced today that Jacksonville Savings Bank, SSB had received approval from the Texas Savings and Loan Department and from the Federal Deposit Insurance Corporation of its application for a second branch location in Tyler, Texas.

     According to Jerry Chancellor, President and CEO, this branch will be located at 2507 University Boulevard and construction is anticipated to begin in early 1999.

     Mr. Chancellor said, "We are excited about the opportunity to provide the people of Smith County another convenient location to meet their banking needs."

     Jacksonville will now have eight locations in East Texas including the home office at Jacksonville, Texas.
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